EXHIBIT 12 (c)

Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Cohen & Steers Total Return Realty Fund, Inc. (NYSE: RFI) (the “Fund”), acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund intends to include long-term capital gains, where applicable, as part of the regular quarterly cash distributions to its shareholders.  This policy will give the Fund greater flexibility to realize long-term capital gains and to distribute those gains on a regular quarterly basis.

The Board of Directors of the Fund declared quarterly and special distributions per share for the fourth quarter 2015, payable on December 31, 2015 to shareholders of record on December 21, 2015. The ex-dividend date for each distribution is December 17, 2015.  Please review the following information and important disclosures set forth below.

Quarterly Distribution	Long-Term Capital Gain Distribution	Ordinary Income Distribution
$0.2400	$0.1000	$0.0450

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the sources indicated in the table.  All amounts are expressed per common share.

DISTRIBUTION ESTIMATES

	December 2015		YEAR-TO-DATE (YTD) December 31, 2015*
Source	Per Share Amount	% of Current Distribution	Per Share Amount	% of 2015 Distributions
Net Investment Income	$0.2847	73.95%	$0.3099	23.75%
Net Realized Short-Term Capital Gains	$0.0000	0.00%	$0.1369	10.49%
Net Realized Long-Term Capital Gains	$0.1003	26.05%	$0.8582	65.76%
Return of Capital (or other Capital Source)	$0.0000	0.00%	$0.0000	0.00%
Total Current Distribution	$0.3850	100.00%	$1.3050	100.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.  The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The amounts and sources of distributions year-to-date may be subject to additional adjustments.

*THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The Fund’s Year-to-date Cumulative Total Return for fiscal year 2015 (January 1, 2015 through November 30, 2015) is set forth below. Shareholders should take note of the relationship between the Year-to-date Cumulative Total Return with the Fund’s Cumulative Distribution Rate for 2015. Moreover, the Fund’s Average Annual Total Return for the five-year period ending November 30, 2015 is set forth below. Shareholders should also note the relationship between the Average Annual Total Return with the Fund’s Current Annualized Distribution Rate for 2015. In addition, the performance and distribution rate information disclosed in the table below is based on the Fund’s net asset value per share (NAV). The Fund’s NAV is calculated as the total market value of all the securities and other assets held by the Fund minus the total liabilities, divided by the total number of shares outstanding. While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s individual investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance and Distribution Rate Information:

Year-to-date January 1, 2015 to November 30, 2015
Year-to-date Cumulative Total Return(1)	4.58%
Cumulative Distribution Rate(2)	9.48%

Five-year period ending November 30, 2015
Average Annual Total Return(3)	11.78%
Current Annualized Distribution Rate(4)	6.98%

(1)         Year-to-date Cumulative Total Return is the percentage change in the Fund’s NAV over the year-to-date time period including distributions paid and assuming reinvestment of those distributions.

(2)         Cumulative Distribution Rate for the Fund’s current fiscal period (January 1, 2015 through November 30, 2015) measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of November 30, 2015.

(3)         Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five year period ending November 30, 2015. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of those distributions.

(4)         The Current Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV as of November 30, 2015.  The Current Annualized Distribution Rate does not include the special distributions of $0.1450 per share.  If this was included in the Current Annualized Distribution Rate the rate would be 11.19%.

The source of all distributions paid by the Fund, including net investment income, is subject to change. This is because the Fund invests primarily in real estate investment trusts (REITs) and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital.  The estimates shown above are based on the prior year breakdown of distributions from the REIT securities held by the Fund.  Until the Fund receives a final determination from these companies as to the source of distributions — generally around January 31 of the following year — the Fund cannot provide a final determination of the source of distributions paid.

This Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share.  Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof.  Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital.  A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.  The Board of Directors of the Fund may amend, terminate or suspend the managed distribution policy at any time, which could have an adverse effect on the market price of the Fund’s shares.

Shareholders should not use the information provided in preparing their tax returns. Shareholders will receive a Form 1099-DIV for the calendar year indicating how to report fund distributions for federal income tax purposes.

Notification of Sources of Distribution
Pursuant to Section 19(a) of the Investment Company Act of 1940

Cohen & Steers Total Return Realty Fund, Inc. (NYSE: RFI) (the “Fund”), acting in accordance with an exemptive order received from the Securities and Exchange Commission and with approval of its Board of Directors, adopted a managed distribution policy under which the Fund intends to include long-term capital gains, where applicable, as part of the regular quarterly cash distributions to its shareholders.  This policy will give the Fund greater flexibility to realize long-term capital gains and to distribute those gains on a regular quarterly basis.

The Board of Directors of the Fund declared a quarterly and capital gain distribution per share for the third quarter 2015, payable on September 30, 2015 to shareholders of record on September 22, 2015. The ex-dividend date for each distribution is September 18, 2015.  Please review the following information and important disclosures set forth below.

Quarterly Distribution	Long-Term Capital Gain Distribution
$0.2400	$0.2000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the sources indicated in the table.  All amounts are expressed per common share.

DISTRIBUTION ESTIMATES

	September 2015		YEAR-TO-DATE (YTD) September 30, 2015*
Source	Per Share Amount	% of Current Distribution	Per Share Amount	% of 2015 Distributions
Net Investment Income	$0.0252	5.73%	$0.0252	2.74%
Net Realized Short-Term Capital Gains	$0.1369	31.11%	$0.1369	14.88%
Net Realized Long-Term Capital Gains	$0.2779	63.16%	$0.7579	82.38%
Return of Capital (or other Capital Source)	$0.0000	0.00%	$0.0000	0.00%
Total Current Distribution	$0.4400	100.00%	$0.9200	100.00%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.  The amounts and sources of distributions reported in this Notice are only estimates, are likely to change over time, and are not being provided for tax reporting purposes.  The actual amounts and sources of the amounts for accounting and tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations.  The amounts and sources of distributions year-to-date may be subject to additional adjustments.

*THE FUND WILL SEND YOU A FORM 1099-DIV FOR THE CALENDAR YEAR THAT WILL TELL YOU HOW TO REPORT THESE DISTRIBUTIONS FOR FEDERAL INCOME TAX PURPOSES.

The Fund’s Year-to-date Cumulative Total Return for fiscal year 2015 (January 1, 2015 through August 31, 2015) is set forth below. Shareholders should take note of the relationship between the Year-to-date Cumulative Total Return with the Fund’s Cumulative Distribution Rate for 2015. Moreover, the Fund’s Average Annual Total Return for the five-year period ending August 31, 2015 is set forth below. Shareholders should also note the relationship between the Average Annual Total Return with the Fund’s Current Annualized Distribution Rate for 2015. In addition, the performance and distribution rate information disclosed in the table below is based on the Fund’s net asset value per share (NAV). The Fund’s NAV is calculated as the total market value of all the securities and other assets held by the Fund minus the total liabilities, divided by the total number of shares outstanding. While NAV performance may be indicative of the Fund’s investment performance, it does not measure the value of a shareholder’s individual investment in the Fund. The value of a shareholder’s investment in the Fund is determined by the Fund’s market price, which is based on the supply and demand for the Fund’s shares in the open market.

Fund Performance and Distribution Rate Information:

Year-to-date January 1, 2015 to August 31, 2015
Year-to-date Cumulative Total Return(1)	-2.94%
Cumulative Distribution Rate(2)	6.95%

Five-year period ending August 31, 2015
Average Annual Total Return(3)	11.66%
Current Annualized Distribution Rate(4)	7.25%

(1)         Year-to-date Cumulative Total Return is the percentage change in the Fund’s NAV over the year-to-date time period including distributions paid and assuming reinvestment of those distributions.

(2)         Cumulative Distribution Rate for the Fund’s current fiscal period (January 1, 2015 through August 31, 2015) measured on the dollar value of distributions in the year-to-date period as a percentage of the Fund’s NAV as of August 31, 2015.

(3)         Average Annual Total Return represents the compound average of the Annual NAV Total Returns of the Fund for the five year period ending August 31, 2015. Annual NAV Total Return is the percentage change in the Fund’s NAV over a year including distributions paid and assuming reinvestment of those distributions.

(4)         The Current Annualized Distribution Rate is the current fiscal period’s distribution rate annualized as a percentage of the Fund’s NAV as of August 31, 2015.  The Current Annualized Distribution Rate does not include the long-term capital gain distribution of $0.2000 per share.  If this was included in the Current Annualized Distribution Rate the rate would be 13.29%.

The source of all distributions paid by the Fund, including net investment income, is subject to change. This is because the Fund invests primarily in real estate investment trusts (REITs) and similar companies. Distributions from REITs are attributed to various sources, including net investment income, capital gains and return of capital.  The estimates shown above are based on the prior year breakdown of distributions from the REIT securities held by the Fund.  Until the Fund receives a final determination from these companies as to the source of distributions — generally around January 31 of the following year — the Fund cannot provide a final determination of the source of distributions paid.

This Fund has a managed distribution policy that seeks to deliver the Fund’s long term total return potential through regular quarterly distributions declared at a fixed rate per share.  Distributions may be paid in part or in full from net investment income, realized capital gains and by returning capital, or a combination thereof.  Shareholders should note, however, that if the Fund’s aggregate net investment income and net realized capital gains are less than the amount of the distribution level, the difference will be distributed from the Fund’s assets and will constitute a return of the shareholder’s capital.  A return of capital is not taxable; rather it reduces a shareholder’s tax basis in his or her shares of the Fund.  The Board of Directors of the Fund may amend, terminate or suspend the managed distribution policy at any time, which could have an adverse effect on the market price of the Fund’s shares.

Shareholders should not use the information provided in preparing their tax returns. Shareholders will receive a Form 1099-DIV for the calendar year indicating how to report fund distributions for federal income tax purposes.